Exhibit 10.2

AMENDED AND RESTATED

Quest Diagnostics Incorporated

Employee Long-Term Incentive Plan

(As amended as of April 15, 2009)

1.       THE PROGRAM

          a)      Purpose. This Amended and Restated Quest Diagnostics Incorporated Employee Long-Term Incentive Plan (the “Program”) is intended to benefit the stockholders of Quest Diagnostics Incorporated (the “Company”) by providing a means to attract, retain and reward individuals who can and do contribute to the longer term financial success of the Company. Further, the recipients of stock-based awards under the Program should identify their success with that of the Company’s stockholders and therefore will be encouraged to increase their proprietary interest in the Company.

          b)      Effective Date. To serve this purpose, the Program will become effective upon its approval by the holders of stock entitled to vote at the Company’s 2005 Annual Meeting of Stockholders (the “Effective Date”).

2.       ADMINISTRATION

          a)      Committee. The Program shall be administered by a committee, appointed by the Board of Directors of the Company (the “Board”), which shall consist of no less than two of its members, none of whom shall be (or formerly have been) employees of the Company (the “Committee”); provided, however, that from time to time the Board may assume, at its sole discretion, administration of the Program. Except with regard to awards to employees subject to Section 16 of the Securities Exchange Act of 1934, the Committee may delegate certain responsibilities and powers to any executive officer or officers selected by it. Any such delegation may be revoked by the Committee at any time.

          b)      Powers and authority. The Committee’s powers and authority include, but are not limited to: selecting individuals, who are employees of the Company and any subsidiary of the Company or other entity in which the Company has a significant equity or other interest as determined by the Committee, to receive awards; determining the types and terms and conditions of all awards granted, including performance and other earnout and/or vesting conditions; permitting transferability of awards to eligible third parties to the extent provided in Section 7(a); interpreting the Program’s provisions; and administering the Program in a manner that is consistent with its purpose. The Committee’s decision in carrying out the Program and its interpretation and construction of any provisions of the Program or any award granted or agreement or other instrument executed under it shall be final and binding upon all persons. No members of the Board shall be liable for any action, omission or determination made in good faith in administering the Program.

           c)      Award Prices. Except for awards made in connection with the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, all awards denominated or made in Shares shall use as the per Share price the mean between the high and low selling prices of a share of the Common Stock of the Company (“Share”) on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Shares) on the date the award is granted , or if Shares are not traded on such date, the mean between the high and low selling prices on the New York Stock Exchange Composite list (or such other stock exchange as shall be the principal public trading market for the Shares) on the next preceding day on which such Shares were traded; provided, however, that the Committee may in its discretion establish a higher price as the per Share price. Except as provided for in Section 3(e), the per Share exercise price of any stock option or stock appreciation right may not be decreased after the grant of the award, and a stock option or stock appreciation right may not be surrendered as consideration in exchange for the grant of a new stock option or stock appreciation right with a lower per Share exercise price or the grant of a stock award.

3.       SHARES SUBJECT TO THE PROGRAM AND ADJUSTMENTS

          a)      Maximum Shares Available for Delivery. Subject to adjustments under Section 3(e), the maximum number of Shares that may be delivered to participants and their beneficiaries under the Program shall be equal to (i) 48,000,000 Shares; (ii) any Shares that were available for future awards under the Company’s 1996 Employee Equity Participation Program (the “Prior Program”) as of June 29, 1999; and (iii) any Shares that were represented by awards granted under the Prior Program , which are or may be forfeited, which expire or are canceled without the delivery of Shares or which have resulted or may result in the forfeiture of Shares back to the Company after June 29, 1999. In addition, any Shares delivered under the Program or the Prior Program which are forfeited back to the Company because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new awards granted under the Program. Any Shares covered by an award (or portion of an award) granted under the Program or the Prior Program of the Company, which is forfeited or canceled, expires or is settled in cash, including the settlement of tax withholding obligations using Shares, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Program. Likewise, if any stock option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment for such exercise under this Program or the Prior Program of the Company, only the number of shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Program. The Shares delivered under the Program may be authorized and unissued shares or shares held in the treasury of the Company, including shares purchased by the Corporation (at such time or times and in such manner as it may determine).

          (b)      Substitute Awards. Shares issued under the Program through the settlement, assumption or substitution of outstanding awards or, to the extent permitted by the rules of the New York Stock Exchange (or other stock exchange as shall be the principal public trading market for the Shares), obligations to grant future awards as a condition of the Company acquiring another entity shall not reduce the maximum number of Shares available for delivery under the Program.

          c)      Other Program Limits. Subject to adjustment under Section 3(e), the following additional maximums are imposed under the Program. The maximum number of Shares that may be delivered in conjunction with awards granted pursuant to Section 4(d) on or after the Effective Date shall be 7,000,000. The maximum aggregate number of Shares that may be covered by awards granted to any one individual over the life of the Program pursuant to Sections 4(b) and 4(c) shall not exceed 6,000,000 Shares. The aggregate maximum payments that can be made for awards granted to any one individual pursuant to Section 4(d) on or after the Effective Date shall not exceed 1,200,000 Shares.

          d)      Payment Shares. Subject to the overall limitation on the number of Shares that may be delivered under the Program, the Committee may, in addition to granting awards under Section 4, use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company.

          e)      Adjustments for Corporate Transactions. In the event of any change in the Shares by reason of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change affecting the Shares, (i) the number and kind of shares which may be delivered under the Program pursuant to Sections 3(a) and 3(c); (ii) the number and kind of shares subject to outstanding awards; and (iii) the exercise price of outstanding stock options and stock appreciation rights shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the right granted to, or available for, participants in the Program; provided, however, that no such adjustment shall be required if the Committee determines that such action could cause a stock option or stock appreciation right to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Internal Revenue Code (“Section 409A”) or otherwise could subject a participant to any interest or additional tax imposed under Section 409A in respect of an outstanding award. Similar adjustments may be made in situations where the Company assumes or substitutes for outstanding awards held by employees and other persons of an entity acquired by the Company.

4.       TYPES OF AWARDS

          a)      General. An award may be granted singularly, in combination with another award(s) or in tandem whereby exercise or vesting of one award held by a participant cancels another award held by the participant. Subject to the limitations of Section 2(c), an award may be granted as an alternative or successor to or replacement of an existing award under the Program or under any other compensation plan or arrangement of the Company, including the plan of any entity acquired by the Company. The types of awards that may be granted under the Program include:

          b)      Stock Option. A stock option represents a right to purchase a specified number of Shares during a specified period at a price per Share which is no less than one hundred percent (100%) of the per Share amount stipulated by Section 2(c). A stock option may be intended to comply with Section 422 or any other similar provision of the Internal Revenue Code (the “Code”) or may be intended not to qualify for favorable federal income tax treatment. Each stock option granted on or after the Effective Date shall expire on the applicable date designated by the Committee but in no event may such date be more than ten years from the date the stock option is granted. The Shares covered by a stock option may be purchased by means of a cash payment or such other means as the Committee may from time-to-time permit, including (i) tendering (either actually or by attestation) Shares valued using the market price on the date of exercise, (ii) authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of a stock option and to remit to the Company a sufficient portion of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; (iii) a net share settlement procedure or through the withholding of Shares subject to the stock option valued using the market price on the date of exercise; or (iv) any combination of the above.

          c)      Stock Appreciation Right. A stock appreciation right is a right to receive a payment in cash, Shares or a combination thereof, equal to the excess of the aggregate market price on the date of exercise of a specified number of Shares over the aggregate exercise price of the stock appreciation right being exercised. The longest period during which a stock appreciation right granted on or after the Effective Date may be outstanding shall be ten years from the date the stock appreciation right is granted. The exercise price of a stock appreciation right shall be no less than one hundred percent (100%) of the per Share amount stipulated by Section 2(c).

          d)      Stock Award. A stock award is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future. Each stock award shall be earned and vest over such period and shall be governed by such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such awards intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code shall consist of operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, revenues, shareholder return and/or value, stock price, customer service and quality metrics. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement may exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the effect of changes in accounting standards; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as determined in accordance with generally accepted accounting principles and/or described in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year.

5.       AWARD SETTLEMENTS AND PAYMENTS

          a)      Dividends and Dividend Equivalents. An award may include the right to receive dividends or dividend equivalent payments which may be paid either currently or credited to a participant’s account. Any such crediting of dividends or dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.

          b)      Payments. Awards may be settled through cash payments, the delivery of Shares, the granting of awards or combination thereof as the Committee shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Share equivalents. It is intended that any such settlement or deferral shall be implemented in a manner and this Program shall be interpreted and administered so as to comply with Section 409A and any applicable guidance issued thereunder in order to avoid the imposition of any interest or additional tax on an employee under such Section in respect of any award.

6.       PROGRAM AMENDMENT AND TERMINATION

          a)      Amendments. The Board may amend this Program and the Committee may amend any outstanding award in such manner as it deems necessary and appropriate to better achieve the Program’s purpose, provided, however, that (i) except as provided in Section 3(e) (a) the Share and other award limitations set forth in Sections 3(a) and 3(c) cannot be increased and (b) the minimum stock option and stock appreciation right exercise prices set forth in Sections 2(c), 4(b) and 4(c) cannot be changed unless such a plan amendment is properly approved by the Company’s stockholders, and (ii) no such amendment shall, without a participant’s consent, materially adversely affect a participant’s rights with respect to any outstanding award. Notwithstanding the foregoing, no action taken by the Committee (x) to settle or adjust an outstanding award pursuant to Section 3(e) or (y) to modify an outstanding award to avoid, in the reasonable, good faith judgment of the Company, the imposition on any participant of any tax, interest or penalty under Section 409A , shall require the consent of any participant.

          b)      Program Suspension and Termination. The Board may suspend or terminate this Program at any time. However, in no event may any awards be granted under the Program after the tenth anniversary of the Effective Date. Any such suspension or termination shall not of itself impair any outstanding award granted under the Program or the applicable participant’s rights regarding such award.

7.       MISCELLANEOUS

          a)      Assignability. Except by will or by the laws of descent and distribution and, if permitted by the Committee, as a gift to a family member or a trust or similar entity for the benefit of one or more family members, no award granted under the Program shall be assignable or transferable.

          b)      No Individual Rights. No person shall have any claim or right to be granted an award under the Program. Neither the Program nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or to perform services for the Company, any subsidiary or related entity. The right to terminate the employment of or performance of services by any Program participant at any time and for any reason is specifically reserved to the employing entity.

          c)      Unfunded Program. The Program shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Program shall not establish any fiduciary relationship between the Company and any participant or beneficiary of a participant. To the extent any person holds any obligation of the Company by virtue of an award granted under the Program, such obligation shall merely constitute a general unsecured liability of the Company and accordingly shall not confer upon such person any right, title or interest in any assets of the Company.

          d)      Use of Proceeds. Any proceeds from the sale of shares under the Program shall constitute general funds of the Company.

          e)      Other Benefit and Compensation Programs. Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Program shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt any other compensation programs, plans or arrangements as it deems appropriate.

          f)      No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Program or any award, and the Committee shall determine whether any fractional Share shall be rounded up or rounded down to the nearest whole Share, whether cash shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled.

          g)      Governing Law. The validity, construction and effect of the Program and, except as otherwise determined by the Committee, any award, agreement or other instrument issued under the Program, shall be determined in accordance with the laws of the State of New Jersey applicable to contracts entered into and performed entirely within the State of New Jersey (without reference to its principles of conflicts of law).